UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TALLGRASS ENERGY GP, LP

(Exact name of registrant as specified in its charter)

Delaware	47-3159268
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-202258

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Shares representing limited partner interests in Tallgrass Energy GP, LP (the “Registrant”) is set forth under the captions “Summary”, “Our Cash Distribution Policy and Restrictions on Distributions”, “Description of Our Shares”, “Description of Our Partnership Agreement”, “Shares Eligible For Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-202258), initially filed with the Securities and Exchange Commission on February 24, 2015 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1, (Registration No. 333-202258), as filed with the Securities and Exchange Commission on February 24, 2015 and as subsequently amended (the “Form S-1 Registration Statement”) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of Amended & Restated Limited Partnership Agreement of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4	Specimen Unit Certificate for the Class A Shares—incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 2015	TALLGRASS ENERGY GP, LP

	By:	TEGP Management, LLC,
its general partner

	By:	/s/ George E. Rider
George E. Rider
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1, (Registration No. 333-202258), as filed with the Securities and Exchange Commission on February 24, 2015 and as subsequently amended (the “Form S-1 Registration Statement”) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of Amended & Restated Limited Partnership Agreement of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4	Specimen Unit Certificate for the Class A Shares—incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.